Exhibit 3.2.37

BYLAWS

OF

TACOMA NEWS, INC.

Adopted July 10, 1986

ARTICLE I

Offices

1.1 Initial Registered and Principal Office. The initial registered office shall be at 5400 Columbia Seafirst Center, 701 Fifth Avenue, Seattle, Washington 98104-7011. The initial principal office address shall be at 21st and Q Streets, Sacramento, California 95813. The location of the office may be changed by resolution of the Board of Directors.

1.2 Other Offices. The corporation may have offices also at such other places within or without the State of Washington as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

2.1 Annual Meeting Date. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year during the month of March, with the specific date and time to be determined from time to time by the Board of Directors.

2.2 Notice of Annual Meeting. Written notice of the annual meeting stating the time and place thereof, and in case of a special meeting the time, place and purposes thereof, shall be given at least ten (10) but not more than fifty (50) days before the date of the meeting to each stockholder entitled to a vote thereat.

2.3 Voting Record. The officer who has charge of the stock ledger of the corporation shall prepare at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

2.4 Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or by the President or by a writing signed by stockholders owning twenty-five percent (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such call shall state the purpose or purposes of the proposed meeting. The Secretary shall give notice to the stockholders of such meeting in accordance with such call.

2.5 Special Meetings; Business. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such special meeting.

2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time without notice other than adjournment at the meeting (if the adjournment is not for more than thirty (30) days and the new record date for the determination of stockholders entitled to vote is not fixed) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power voting on a question shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes or the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.8 Proxies and Inspectors. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after eleven months from its date unless the proxy specifically provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two (2) inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

2.9 Action Without Meeting. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision by the statutes or the Articles of Incorporation, the meeting and vote may be dispensed with if all stockholders who would have been entitled to a vote upon the action, if such meeting were held and if voting would have authorized such action, shall consent in writing to such corporate action being taken. Prompt notice shall be given by the Secretary to all stockholders of the taking of corporate action without a meeting by unanimous written consent.

2.10 Presence by Telephone. Stockholders may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Directors

3.1 Number of Directors. The number of directors which shall constitute the whole Board shall be from one (1) to five (5). By amendment of this bylaw, the number may be increased or decreased from time to time by the Board of Directors within the limits permitted by law. No decrease in the number of directors shall change the term of any incumbent director. The directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and accepts office unless he earlier resigns or is removed. Directors need not be stockholders. A director may resign at any time upon written notice to the corporation or orally at any meeting of the directors or stockholders.

3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and accept office, unless sooner displaced.

3.3 Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

3.4 Power and Duties of the Board. The business of the corporation shall be managed by its Board of Directors which may exercise all such power of the corporation and do such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Except as otherwise provided by law or the Articles of Incorporation, a director shall perform the duties of a director, including the duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more officers or employees of the corporation whom the director believes to be reliable and competent in the matter presented, (ii) counsel, public accountants, or other persons as to matters which the director believes to be within such person’s professional or expert competence, or (iii) a committee of the board upon which the director does not serve, duly designated in accordance with a provision in the articles of incorporation or bylaws, as to matters within its designated authority, which committee the director believes to merit confidence; so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted. Nothing contained in this Section 3.4 is intended to impose upon the directors any standard of care greater than that now or hereafter provided by applicable law.

3.5 Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Washington.

3.6 First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of the stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event that such meeting is not so held, the meeting may be held at such time and in such place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the President or by a writing signed by one director. Notice of special meetings of the Board of Directors shall be given by the Secretary to each director at least three (3) days before the meeting if by mail, or at least forty-eight (48) hours before the meeting if given in person or by telephone or by telegraph. The notice shall specify the business to be transacted.

3.9 Quorum. Except as otherwise provided by law or the Articles of Incorporation, a majority of the full number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

3.10 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.11 Executive and Other Committees. Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may deem advisable, subject to such conditions as may be prescribed by such Board and statute. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors except as restricted by statute or resolution of the Board of Directors. Except as now or hereafter permitted by law or the Articles of Incorporation, no committee may (i) authorize distributions, except at a rate or in periodic amount determined by the board of directors, (ii) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend the bylaws, (v) fix compensation of any director for serving on the board of directors or on any committee, (vi) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval, or (vii) appoint other committees of the board of directors or the members thereof. At meetings of such committees, the majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be an act of the committee. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors or any member thereof of any responsibility imposed by law.

3.12 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

3.13 Presence by Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.14 Remuneration. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director as determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

3.15 Interested Directors and Officers. In furtherance and not limitation of the provisions of the Washington Business Corporation Act, the fact that a director or an officer had a direct or indirect interest in a transaction is not grounds for either invalidating the transaction or imposing liability on any director or officer although the failure to take advantage of the provisions of the Business Corporation Act relating to interested director and officer transactions may result in a person asserting the validity of the transaction having the burden of proving the transaction’s fairness.

3.16 Loans and Guarantees of Directors. Except as now or hereafter permitted by law or the Articles of Incorporation, the corporation may not lend money to or guarantee the obligation of a director unless the particular loan or guarantee is approved by vote of the holders of at least a majority of the votes represented by the outstanding voting shares of all classes, except the votes of the benefitted director or the board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

3.17 Loans Secured by Shares of the Corporation. Except as now or hereafter permitted by law, the corporation shall not make any loan secured by shares of its stock unless approved by a board of directors or shareholders as permitted by statute.

3.18 Distributions to Shareholders. Except as now or hereafter permitted by law or the Articles of Incorporation, the corporation may not make any distribution to shareholders if after giving it effect either (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount which would be needed to satisfy any shareholder’s preferential rights in liquidation were the corporation in liquidation at the time of the distribution. The board may base the determination that a distribution is permitted either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or a fair valuation or other method that is reasonable in the circumstances. The effect of the distribution shall be determined in the case of the purchase, redemption or other acquisition of the corporation’s shares as of the earlier of (i) the date money or other property is transferred or debt is incurred by the corporation or (ii) the date the shareholder ceases to be a shareholder with respect to the acquired shares. In all other cases, the effect shall be measured as of the date of its authorization if payment is made within 120 days thereafter or the date of payment if it occurs more than 120 days thereafter.

ARTICLE IV

Notices

4.1 Notice Given at Time Mailed. Notices to directors and stockholders, mailed to them at their addresses appearing on the books of the corporation, shall be deemed to be given at the time when deposited in the United States mail, postage prepaid.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting shall constitute a waiver of notice unless such person objects at the commencement of the meeting that proper notice has not been given.

ARTICLE V

Officers

5.1 Designation. The officers of the corporation shall be chosen by the Board of Directors at its organizational meeting and thereafter at its first meeting after each annual meeting of the stockholders, and shall be a President, a Vice President, a Secretary, and a Treasurer and Chief Financial Officer, provided that the Board of Directors may elect to leave any of the foregoing officers vacant from time to time. The Board of Directors may choose also additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Except as now or hereafter permitted by law or the Articles of Incorporation, two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person unless all of the issued and outstanding stock of the corporation is owned of record by one stockholder in which case one person may hold all or any combination of offices.

5.2 Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.3 Salaries. The salaries of all officers of the corporation shall be fixed by or under the direction of the Board of Directors.

5.4 Term of Office. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

5.5 President. The President shall be the chief executive officer of the corporation. Unless otherwise determined by the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors; he shall give general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; he shall execute on behalf of the corporation and may affix or cause the seal to be affixed to all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.6 Vice President. The Vice Presidents shall act under the direction of the President, and in the absence or disability of the President or if the office of the President is vacant, shall perform the duties of the President, and from time to time they shall perform such other duties and have such other powers as the President or the Board of Directors may prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice President in such specified order of seniority.

5.7 Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President or the Board of Directors, he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for committees when required. He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the President or the Board of Directors. He shall keep in safe custody the seal of the corporation and when authorized by the President or the Board of Directors cause it to be affixed to any instrument requiring it.

5.8 Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President in the order of their seniority unless otherwise determined by the President or the Board of Directors. They shall, in the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

5.9 Treasurer and Chief Financial Officer. The Treasurer and Chief Financial Officer shall act under the direction of the President. Subject to the direction of the President, he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements and shall render the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. He may affix or cause to be affixed the seal of the corporation to documents so requiring.

5.10 Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the power of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe,

ARTICLE VI

Certificates of Stock

6.1 Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. If a certificate is signed (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation or a facsimile thereof may but need not be affixed to the certificates of stock.

6.2 Lost, Stolen, Mutilated or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, mutilated or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to be lost, stolen, mutilated or destroyed.

6.3 Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of successions, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all the provisions of the Articles of Incorporation and these Bylaws regarding transfer of shares and restrictions on such transfers have been complied with, to issue a new certificate and record the transaction upon its books.

6.4 Record Date. The Board of Directors may fix in advance a date not exceeding fifty (50) days nor less than ten (10) days preceding the date of any meeting of stockholders or not less than fifty (50) days before the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any change, conversion or exchange of capital stock or to give such consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof or receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent as may be notwithstanding any transfer of stock on the books of the corporation after such record date fixed as aforesaid.

6.5 Registered Owner. The corporation shall be entitled to recognize the person registered on its books as the owner of the shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claims to or interest in such stock or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.

ARTICLE VII

Miscellaneous

7.1 Reserves. There may be set aside out of any funds of the corporation available for distributions such sum or sums as the Board of Directors from time to time in its absolute discretion may think proper as a reserve or reserves to meet contingencies or for equalizing distributions or for repairing or maintaining any property of the corporation or for the purpose of additional property or for such other purpose as the directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve.

7.2 Checks, Demands and Notes. All checks, demands for money or notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3 Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

7.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Corporate Seal, Washington.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The failure to adopt or use the seal on any instrument or document shall not affect the validity thereof.

ARTICLE VIII

Indemnification

8.1 As used in this Article:

(a) “Director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(b) “Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of such transaction.

(c) “Expenses” includes attorneys’ fees.

(d) “Official capacity” means: (i) When used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director as contemplated in subsection (10) of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, including service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan at the request of the corporation.

(e) “Party” includes a person who was, is or is threatened to be, made a named defendant or respondent in a proceeding.

(f) “Proceeding” means any threatened, pending, or completed action, suit or proceeding whether, civil, criminal, administrative or investigative.

8.2 The corporation shall indemnify any person made a party to any proceeding (other than a proceeding referred to in subsection (3) of this Article) by reason of the fact that he is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding if:

(a) He conducted himself in good faith, and: (i) In the case of conduct in his own official capacity with the corporation, he reasonably believed his conduct to be at least not opposed to the corporation’s best interests; and

(b) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

8.3 The corporation shall indemnify any person made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and:

(a) In the case of conduct in his official capacity with the corporation, he reasonably believed his conduct to be in its best interests; or

(b) In all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no indemnification shall be made pursuant to this subsection in respect of any proceeding in which such person shall have been adjudged to be liable to the corporation.

8.4 A director shall not be indemnified under subsection 8.2 or 8.3 of this Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

8.5 Unless otherwise limited by the Articles of Incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection 8.2 or 8.3 of this Article shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

8.6 No indemnification under subsection 8.2 or 8.3 of this Article shall be made by the corporation unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the applicable subsection. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or

(b) If such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or

(c) In a written opinion by legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services within the past three years for the corporation or any party to be indemnified, selected by the Board of Directors or a committee thereof by vote as set forth in (a) or (b) of this subsection, or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full Board (in which selection directors who are parties may participate); or

(d) by the shareholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by such legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in (c) of this subsection for the selection of such counsel. Shares held by directors who are parties in the proceeding shall not be voted on the subject matter under this subsection.

8.7 Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding:

(a) After a determination, made in the manner specified by subsection 8.6 of this Article, that the information then known to those making the determination (without undertaking further investigation for purposes thereof) does not establish that indemnification would not be permissible under subsection 8.2 or 8.3 of this Article; and

(b) Upon receipt by the corporation of:

(i) A written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this Article; and

(ii) A written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct.

The undertaking required by (b)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this subsection may be authorized in the manner specified in subsection 8.6 of this Article.

8.8 No provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement, or otherwise (except as contemplated by subsection (11) of this Article), shall be valid unless consistent with this Article, or to the extent that indemnity hereunder is limited by the Articles of Incorporation or statute consistent therewith. Nothing contained in this Article shall limit the corporation’s ability to reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

8.9 For purposes of this Article: the corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by him, to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines”; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

8.10 Unless otherwise limited by the Articles of Incorporation:

(a) An officer of the corporation shall be indemnified as and to the extent provided in subsection 8.5 of this Article for a director;

(b) The corporation shall provide Indemnification, including advances of expenses, to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors pursuant to this Article except that subsection 8.12 of this Article shall not apply to any person other than a director; and

(c) The corporation, in addition, shall have the power to indemnify an officer who is not a director, as well as employees and agents of the corporation who are not directors, to such further extent, consistent with law, as may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract.

8.11 The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

8.12 Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders’ meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.

8.13 This Article VIII is intended to authorize the corporation to indemnify officers, directors, employees or agents to the fullest extent permitted now or hereafter by law. In the event of a change in applicable law permitting greater indemnification, the board of directors is authorized to take the appropriate action to cause the corporation to provide such indemnification.

ARTICLE IX

Amendments

9.1 By Shareholders. The Bylaws may be amended by a majority vote of all of the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been, contained in the notice of the meeting.

9.2 By Directors. The Board of Directors, by a majority vote of the whole Board at any meeting, may amend these Bylaws including Bylaws adopted by the stockholders. However, the stockholders may amend any bylaw as provided in Section 1 and may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

CERTIFICATE OF ADOPTION

The foregoing were adopted as the Bylaws of the corporation by resolution of the Board of Directors dated July 10, 1986.

/s/ [name illegible]
Secretary